UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

MBX Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42272	84-1882872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 N. Meridian Street Suite 300
Carmel, Indiana		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 659-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MBX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2026, MBX Biosciences, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement") with 5 Burlington Woods, LLC ("5 Burlington Woods") to lease approximately 13,642 square feet of new office and laboratory space in Burlington, MA ("the Premises"). The Lease Agreement provides an estimated lease commencement date for the Premises of May 1, 2026 ("Lease Commencement Date"), with the rent commencing five months from the Lease Commencement Date ("Rent Commencement Date").

Additionally, the Lease Agreement provides that the lease term will be four years, beginning on the Rent Commencement Date and expiring on the last day of the month in which the fourth anniversary of the Rent Commencement Date occurs (the "Lease Term'). The Company has a one-time option to extend the Lease Term for a period of three years ("Extension Option"). In exchange for leasing the Premises, the Company will pay 5 Burlington Woods base rent of approximately $68,200 for the first twelve months, or a total of $818,000 ("base rent"), with annual increases of approximately 3.0%. The aggregate base rent over the four-year lease term is approximately $3.4 million. The Lease Agreement provides that the Company will pay additional expenses to 5 Burlington Woods related to the Company's share of operating expenses, taxes and utilities related to the Premises using a ratable percentage set forth in the Lease Agreement ("Additional Rent"). Neither party may terminate the lease for the Premises other than in accordance with certain provisions of the Lease related to breach or bankruptcy.

This description of the Lease Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, with confidential portions redacted, filed under Item 9.01 as exhibit 10.1 to this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On February 25, 2026, the Company and Richard Bartram entered into a separation agreement pursuant to which Mr. Bartram will resign as Chief Financial Officer of the Company. He will continue his employment with the Company as its Chief Financial Officer through March 15, 2026. Mr. Bartram has agreed to serve as a consultant to the Company following his resignation to assist with the transition, under the terms of a consulting agreement entered into with the Company that will become effective upon Mr. Bartram’s resignation. Mr. Bartram’s departure is not due to a dispute or disagreement with the Company or the Company’s auditors. The Company has commenced a search for a new Chief Financial Officer.

During the transition period, Mr. Bartram will be entitled to: (a) continued payments of his then-effective base salary in accordance with the Company’s standard payroll practices; and (b) the right to participate in the Company’s standard benefits where permitted by such plans and programs. In addition, subject to the terms and conditions of the agreement, Mr. Bartram will be entitled to the severance set out in his employment agreement, as well as (i) the extension of the time period for him to exercise any vested equity awards that are stock options for a period of nine (9) months immediately following the termination of the consulting period; and (ii) a lump sum payment of $13,400, which is equal to the employer’s portion of the premium to continue healthcare under COBRA for an additional six (6) months. During the consulting period, Mr. Bartram will provide mutually agreeable consulting services on an as needed basis in exchange for a mutually agreed fee. During both the transition period and the consulting period, Mr. Bartram’s outstanding equity awards will continue to vest in accordance with their terms; provided, however, that if the Company terminates Mr. Bartram’s consultancy during the consulting period without cause, all outstanding equity awards will immediately vest as to that portion of such equity awards that would have vested had Mr. Bartram continued to remain a consultant of the Company for one full month following the end of the transition period.

The foregoing description of the separation agreement and the consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the agreements which are filed herewith as Exhibits 10.2 and 10.3 and incorporated by reference.

Appointment of Interim Chief Financial Officer

John Smither has been appointed as the Company’s Interim Chief Financial Officer, effective March 16, 2026.

Mr. Smither, age 73, has over 40 years of experience in finance and accounting in the biotechnology industry. Mr. Smither previously served as the Chief Financial Officer of Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) from May 2019 until March 2021, and again as Interim Chief Financial Officer from September 2023 to April 2024, and the Chief Financial Officer of Sienna Biopharmaceuticals, Inc. (Nasdaq: SNNA) from April 2018 until March 2019. Mr. Smither also served as the interim Chief Financial Officer at Kite Pharma (a Gilead Sciences, Inc. company) from October 2017 until April 2018 during its integration with Gilead. Mr. Smither presently serves on the board of directors of NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS) as chair of its audit committee and Genelux Corporation (Nasdaq: GNLX) serving as chair of its compensation committee and as a member of its audit committee. Mr. Smither also served on the board of directors and audit committee chair of eFFECTOR Therapeutics, Inc. (Nasdaq: EFTR) from March 2018 to September 2023 and Applied Molecular Transport, Inc. (Nasdaq: AMTI) from January 2022 to December 2023. Mr. Smither also served as a member of the nomination and corporate governance committee of eFFECTOR Therapeutics and the compensation committee of Applied Molecular Transport. Mr. Smither previously served on the board of directors of Achaogen, Inc. and Principia Biopharma Inc and as the chair of their audit committees. Mr. Smither also has 15 years’ experience as a practicing CPA (inactive), including time spent as an audit partner with Ernst & Young LLP.

The Company has entered into an employment agreement and its standard form of indemnification agreement with Mr. Smither. The employment agreement with Mr. Smither provides for Mr. Smither’s services as a part-time employee, and among other things, (i) a base annual salary of $325,000, (ii) a target annual bonus equal to 40% of his earned income, pro rated for the first year and payable upon the conclusion of the assignment; and (iii) a sign-on bonus of $25,000.

There are no other arrangements or understandings between Mr. Smither and any other persons pursuant to which Mr. Smither was appointed as interim CFO of the Company. There is no family relationship between Mr. Smither and any director or executive officer of the Company. There are no transactions between Mr. Smither and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the final employment agreement which is filed herewith as Exhibit 10.4 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Lease Agreement between MBX Biosciences, Inc. and 5 Burlington Woods, LLC dated February 24, 2026
10.2	Separation Agreement between MBX Biosciences, Inc. and Richard Bartram dated February 25, 2026
10.3	Consulting Agreement between MBX Biosciences, Inc. and Richard Bartram dated February 25, 2026
10.4	Employment Agreement between MBX Biosciences, Inc. and John Smither dated February 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601(a)(5) and (6) of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBX Biosciences, Inc.

Date:	February 27, 2026	By:	/s/ P. Kent Hawryluk
President and Chief Executive Officer (Principal Executive Officer)